NEWS
Steve Schmitt
Vice President, Investor Relations & Corporate Strategy

Yum! Brands Reports Third-Quarter EPS Growth of 3%, Excluding Special Items;
Soft China Sales Reduce 2014 Full-Year EPS Expectations

Louisville, KY (October 7, 2014) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 6, 2014, including EPS of $0.87, excluding Special Items. Reported EPS was $0.89. The Company now estimates 2014 EPS growth to be between 6% and 10% versus prior year, excluding Special Items.

THIRD-QUARTER HIGHLIGHTS

●	Worldwide system sales grew 1%. Worldwide restaurant margin decreased 2.7 percentage points to 14.9%, and worldwide operating profit decreased 12%.

●	Total international development was 400 new restaurants; 77% of this development occurred in emerging markets.

●	China Division system sales declined 9%, as 6% unit growth was offset by a 14% same-store sales decline. Restaurant margin decreased 4.6 percentage points to 14.9%. Operating profit decreased 38%.

●	KFC Division system sales increased 6%, driven by 2% unit growth and 3% same-store sales growth. Restaurant margin increased 1.0 percentage point to 13.4%. Operating profit increased 16%.

●	Pizza Hut Division system sales were even, as 2% unit growth was offset by a 1% same-store sales decline. Restaurant margin decreased 1.0 percentage point to 8.9%. Operating profit decreased 2%.

●	Taco Bell Division system sales increased 4%, driven by 2% unit growth and 3% same-store sales growth. Restaurant margin increased 1.8 percentage points to 20.7%. Operating profit increased 14%.

●	India Division system sales increased 14%, driven by 26% unit growth which was partially offset by a 4% same-store sales decline.

●	Worldwide effective tax rate decreased to 22.4% from 33.1%, benefiting EPS by 14 percentage points.

●	Foreign currency translation negatively impacted operating profit by $6 million.

●	On September 10, 2014, the Company announced an 11% increase in its quarterly dividend, marking the tenth consecutive year the dividend increased at a double-digit percentage rate.

	Third Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change
EPS Excluding Special Items	$0.87	$0.85	3%	$2.48	$2.11	17%
Special Items Gain/(Loss)[1]	$0.02	$(0.52)	NM	$0.02	$(0.45)	NM
EPS	$0.89	$0.33	171%	$2.50	$1.66	50%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items. Special Items for 2014 are primarily related to U.S. refranchising gains. Special Items for 2013 are primarily related to the impairment of Little Sheep and U.S. refranchising gains.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted. System sales and operating profit figures on this page exclude foreign currency translation.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

CHINA UPDATE
On July 20th, an undercover report was televised in China depicting improper food handling practices by supplier Shanghai Husi, a division of OSI, which is a large, global supplier to many in the restaurant industry. This triggered extensive news coverage in China that has shaken consumer confidence and impacted brand usage. Subsequently, the Shanghai FDA launched an investigation into this matter, alleging illegal activity by OSI. Upon learning of these events, we terminated our relationship with OSI globally, with minimal disruption to our menu offerings in China. Even though OSI was a minor supplier, sales at KFC and Pizza Hut were disproportionately impacted given our category-leading positions. While sales are rebounding, they continue to be negative. Our brands have proven resilient over time and we expect this to be the case with this situation as well.

REVISED 2014 OUTLOOK
It is difficult to confidently forecast the exact trajectory of China sales. In our experience, sales typically take six to nine months to recover from these types of events. With the assumption that China same-store sales continue to improve, but are negative for the fourth-quarter, we now estimate 2014 EPS growth to be between 6% and 10% versus prior year, excluding Special Items.

DAVID NOVAK COMMENTS
David C. Novak, Chairman and CEO said, "I'm absolutely confident in Yum! Brands' ability to deliver strong, sustainable growth in the years ahead despite the recent supplier incident in China, which has significantly impacted China sales, leading us to reduce our full-year EPS outlook.

China sales are on the path to recovery and we expect to develop at least 700 new restaurants in China this year, which we're confident will ultimately deliver high returns as we further capitalize on the world’s fastest growing consuming class. Outside of China, we expect continued solid sales and profit growth at our KFC division, led by strong international performance and improving U.S. results. At Taco Bell, we’re extremely pleased with restaurant margins of nearly 21% in the quarter and the overall results of our breakfast offering, which has given us a new growth platform to build upon in the years to come. At Pizza Hut, we are making progress with our U.S. turnaround and have major actions in place to drive same-store sales growth balance of year and beyond.

Overall, our business model is compelling and we firmly believe we are building momentum behind major initiatives around the world that will drive strong sales and profit growth in 2015. We remain focused on the three keys to driving shareholder value: new-unit development, same-store sales growth and generating high returns on invested capital."

CHINA DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
System Sales Growth			(10)	(9)			+7	+7
Same-Store Sales Growth (%)	(14)	(11)	NM	NM	+1	(16)	NM	NM
Franchise & License Fees ($MM)	31	32	(7)	(6)	80	70	+14	+14
Restaurant Margin (%)	14.9	19.5	(4.6)	(4.5)	17.9	16.0	1.9	1.9
Operating Profit ($MM)	202	335	(40)	(38)	681	557	+22	+22

Our new 2014 reporting structure does not impact the China Division. For the full year 2013, China Division contributed 35% of Yum!'s total operating profit.

●	China Division same-store sales for the quarter were significantly impacted by adverse publicity in July surrounding improper food handling practices by a former supplier.
●	China Division system sales decreased 9%, prior to foreign currency translation.
○	System sales declined 11% for KFC and increased 3% for Pizza Hut Casual Dining.
○	Same-store sales declined 14%, including declines of 14% at KFC and 11% at Pizza Hut Casual Dining.
●	China Division opened 125 new units during the quarter.

China Units	Q3 2014	% Change[2]
Restaurants[1]	6,419	+6
KFC	4,669	+5
Pizza Hut
Casual Dining	1,171	+23
Home Service	226	+22
1 Total includes East Dawning and Little Sheep units.
2 Represents year-over-year change.

●	Restaurant margin decreased 4.6 percentage points to 14.9%, driven by sales deleverage, the corresponding impact to food and labor efficiencies, and inventory write-offs.
○	Excluding the impact of Little Sheep, restaurant margin would have been 15.9%.
●	Operating profit declined 38%, prior to foreign currency translation.
●	Foreign currency translation negatively impacted operating profit by $5 million.

●	Consistent with prior years, China Division's third quarter, which is a period of high seasonality, includes June, July and August results.

KFC DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	13,961	13,743	+2	NA	13,961	13,743	+2	NA
System Sales Growth			+6	+6			+2	+5
Same-Store Sales Growth (%)	+3	Even	NM	NM	+2	+1	NM	NM
Franchise & License Fees ($MM)	205	190	+8	+9	596	580	+3	+6
Restaurant Margin (%)	13.4	12.4	1.0	0.9	13.1	12.7	0.4	0.3
Operating Profit ($MM)	169	147	+16	+16	487	457	+7	+10
Operating Margin (%)	21.9	20.8	1.1	1.3	22.2	22.1	0.1	0.4
1 Restaurant counts now reflect licensed units.

KFC is a new reporting division for 2014 and includes all KFC results outside of the China and India divisions. For the full year 2013, KFC Division contributed 29% of Yum!'s total operating profit, 91% of which was generated outside the U.S. This division is 91% franchised.

●	KFC Division system sales increased 6%, excluding foreign currency translation.
○ International system sales grew 12% in emerging markets and 6% in developed markets. U.S. system sales were even.
○ International same-store sales grew 4% in emerging markets and 3% in developed markets. U.S. same-store sales grew 2%.
●	KFC Division opened 144 new international restaurants in 41 countries. This included 103 units in emerging markets.
○ 81% of these new units were opened by franchisees.
●	Operating profit increased 16%. Operating profit growth was positively impacted 2 percentage points from the overlap of prior year expenses related to the bi-annual franchisee convention.
●	Operating margin increased 1.3 percentage points, driven by same-store sales growth.
●	Foreign currency translation negatively impacted operating profit by $1 million.

KFC MARKETS[1]	Percent of KFC System Sales [2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Asia (e.g. Malaysia, Indonesia, Philippines)	8%	+6	+5
Africa[3]	7%	+11	+11
Latin America (e.g. Mexico, Peru)	6%	+6	+7
Middle East / North Africa	6%	+9	+11
Russia	3%	+36	+40
Thailand	3%	+12	+8
Continental Europe (e.g. Poland)	2%	+10	+10

Developed Markets
U.S.	25%	Even	(3)
Asia (e.g. Japan, Korea, Taiwan)	11%	+4	+3
Australia	10%	+5	+4
U.K.	8%	+9	+11
Continental Europe (e.g. France, Germany)	6%	+6	+7
Canada	4%	(3)	(2)
Latin America (e.g. Puerto Rico)	1%	(4)	(3)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.
3 Starting in 2014, Africa market includes Mauritius results. For comparability purposes, systems sales growth excludes Mauritius.

PIZZA HUT DIVISION

	Third Quarter				Year-to-date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	13,393	13,120	+2	NA	13,393	13,120	+2	NA
System Sales Growth			Even	Even			(1)	Even
Same-Store Sales Growth (%)	(1)	(1)	NM	NM	(2)	(1)	NM	NM
Franchise & License Fees ($MM)	124	124	Even	Even	374	376	(1)	Even
Restaurant Margin (%)	8.9	9.9	(1.0)	(1.1)	9.0	12.8	(3.8)	(4.0)
Operating Profit ($MM)	68	71	(2)	(2)	215	250	(14)	(13)
Operating Margin (%)	26.1	26.7	(0.6)	(0.4)	27.1	31.3	(4.2)	(4.1)
1Restaurant counts now reflect licensed units.

Pizza Hut is a new reporting division for 2014 and includes all Pizza Hut results outside of the China and India divisions. For the full year 2013, Pizza Hut Division contributed 15% of Yum!'s total operating profit, 54% of which was generated in the U.S. This division is 94% franchised.

●	Pizza Hut Division system sales were even.
○ International system sales grew 6% in emerging markets and were even in developed markets. U.S. system sales declined 2%.
○ International same-store sales grew 3% in emerging markets and declined 1% in developed markets. U.S. same-store sales declined 2%.
●	Pizza Hut Division opened 152 new restaurants, including 102 international units and 50 U.S. units. This included 54 units in emerging markets.
○ 85% of these new units were opened by franchisees.
●	Operating profit declined 2%. Operating profit growth was positively impacted 4 percentage points from the overlap of prior year expenses related to the bi-annual franchisee convention.
●	Operating margin declined 0.4 percentage points, driven by sales deleverage.
●	Foreign currency translation had a negligible impact on operating profit.

PIZZA HUT MARKETS[1]	Percent of Pizza Hut System Sales[2]	SYSTEM Sales Growth Ex F/X
		Third Quarter (%)	Year-to-Date (%)
Emerging Markets
Latin America (e.g. Mexico, Peru)	6%	+9	+9
Asia (e.g. Malaysia, Indonesia, Philippines)	5%	+3	+6
Middle East / North Africa	5%	+4	+3
Continental Europe (e.g. Poland)	1%	+5	+5

Developed Markets
U.S.	55%	(2)	(2)
Asia (e.g. Japan, Korea, Taiwan)	10%	(1)	(1)
U.K.	6%	+1	Even
Continental Europe (e.g. France, Germany)	5%	+4	+3
Australia	3%	(1)	Even
Canada	3%	(1)	Even
Latin America (e.g. Puerto Rico)	1%	(8)	(6)

1 See website www.yum.com under tab "Investors" for a list of the countries within each of the markets.
2 Reflects Full Year 2013.

TACO BELL DIVISION

	Third Quarter				Year-to-Date
			% Change				% Change
	2014	2013	Reported	Ex F/X	2014	2013	Reported	Ex F/X
Restaurants[1]	6,109	6,003	+2	NA	6,109	6,003	+2	NA
System Sales Growth			+4	+4			+3	+3
Same-Store Sales Growth (%)	+3	+2	NM	NM	+1	+3	NM	NM
Franchise & License Fees ($MM)	99	95	+4	+4	281	274	+2	+3
Restaurant Margin (%)	20.7	18.9	1.8	1.8	18.1	19.2	(1.1)	(1.1)
Operating Profit ($MM)	124	109	+14	+14	317	320	(1)	(1)
Operating Margin (%)	28.1	25.0	3.1	3.1	24.9	24.2	0.7	0.7
1 Restaurant counts now reflect licensed units.

Taco Bell is a new reporting division for 2014, which includes all Taco Bell results outside of the India division.
For the full year 2013, Taco Bell Division contributed 21% of Yum!'s total operating profit, 97% of which was generated in the U.S. This division is 85% franchised.

●	Taco Bell Division system sales increased 4%.
○ U.S. same-store sales grew 3%, driven by breakfast sales.
●	Taco Bell Division opened 48 new restaurants; 42 of these new units were opened by franchisees.
●	Restaurant margin was 20.7%, an increase of 1.8 percentage points, driven by same-store sales growth.
●	Operating margin increased 3.1 percentage points.

INDIA DIVISION

●	India Division system sales increased 14%, prior to foreign currency translation, driven by 26% unit growth. Same-store sales declined 4%.
●	Operating loss was $3 million, an improvement of $1 million versus prior year.
●
Effective the beginning of 2014, results from our 28 franchised stores in Mauritius are no longer included in the India Division and are included in the KFC and Pizza Hut Divisions, as applicable. India unit and system sales growth as shown here exclude Mauritius from the prior year amounts to enhance comparability.

India Units	Q3 2014	% Change[2]
Restaurants[1]	736	+26
KFC	345	+25
Pizza Hut
Casual Dining	182	+5
Home Service	204	+55
1 Total includes 5 Taco Bell units.
2 Represents year-over-year change.

TAX / SHARE REPURCHASE UPDATE

●
During the quarter an agreement was reached with the IRS on a previously disclosed issue related to the valuation of intangible assets. As a result of this agreement, we closed out our 2004-2006 audit cycle and made a cash payment to the IRS of $120 million, which was effectively fully reserved, to settle all issues. The agreement also covers claims made by the IRS related to the same valuation issue for years 2007-2013. We anticipate making further cash payments, for which we are fully reserved, of lesser amounts with respect to these years.

○
Our effective tax rate before special items in the third quarter of 2013 included higher reserve amounts recorded for this issue. We now estimate our full year 2014 effective tax rate before special items will be between 25% and 26%.

●	Year-to-date through October 6, 2014, we repurchased 6.8 million shares totaling $510 million at an average price of $75.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 9:15 a.m. Eastern Time Wednesday, October 8, 2014. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at 12:45 p.m. Eastern Time Wednesday, October 8, through midnight Monday, November 3, 2014. To access the playback, dial 855/859-2056 in the United States and 404/537-3406 internationally. The playback pass code is 10524298.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, www.yum.com/investors and selecting “Q3 2014 Earnings Conference Call” under “Investment Events.” A podcast will be available within 24 hours.

ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant-count details and definitions of terms are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: food safety and food borne-illness issues; changes in economic conditions, consumer preferences, tax rates and laws and the regulatory environment, as well as increased competition and other risks in China, where a significant and growing portion of our restaurants are located; changes in economic and political conditions in the other countries outside the U.S. where we operate; the impact or threat of any widespread illness or outbreaks of viruses or other diseases; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our international development strategy; commodity, labor and other operating costs; the continued viability and success of our franchise and license operators; consumer preferences and perceptions of our brands; the impact of social media; a potential suspension of the Chinese affiliate of our independent auditor; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations; tax matters, including disagreements with taxing authorities; significant changes in global economic conditions, including consumer spending, consumer confidence and unemployment; and competition within the retail food industry, including with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, has over 40,000 restaurants in more than 125 countries and territories. Yum! is ranked #216 on the Fortune 500 List with revenues of over $13 billion and in 2014 was named among the top 100 Corporate Citizens by Corporate Responsibility Magazine. The Company's restaurant brands - KFC, Pizza Hut and Taco Bell - are the global leaders of the chicken, pizza and Mexican-style food categories. Outside the United States, the Yum! Brands system opened over five new restaurants per day, making it a leader in international retail development.

Analysts are invited to contact
Steve Schmitt, Vice President Investor Relations & Corporate Strategy, at 888/298-6986
Donny Lau, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Virginia Ferguson, Director Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/6/14	9/7/13	B/(W)	9/6/14	9/7/13	B/(W)

Company sales	$2,891	$3,021	(4)	$7,941	$7,594	5
Franchise and license fees and income	463	445	4	1,341	1,311	2
Total revenues	3,354	3,466	(3)	9,282	8,905	4

Company restaurant expenses
Food and paper	951	996	5	2,562	2,481	(3)
Payroll and employee benefits	642	621	(3)	1,755	1,701	(3)
Occupancy and other operating expenses	869	873	—	2,326	2,238	(4)
Company restaurant expenses	2,462	2,490	1	6,643	6,420	(3)

General and administrative expenses	323	327	1	946	933	(1)
Franchise and license expenses	42	44	6	109	108	(1)
Closures and impairment (income) expenses	6	300	98	30	310	90
Refranchising (gain) loss	(20)	(38)	(47)	(27)	(87)	(69)
Other (income) expense	(9)	(7)	43	(19)	(6)	NM
Total costs and expenses, net	2,804	3,116	10	7,682	7,678	—

Operating Profit	550	350	57	1,600	1,227	30
Interest expense, net	28	31	6	90	94	4
Income before income taxes	522	319	63	1,510	1,133	33
Income tax provision	119	182	35	370	384	4
Net income - including noncontrolling interests	403	137	195	1,140	749	52
Net income (loss) - noncontrolling interests	(1)	(15)	94	3	(21)	NM
Net income - YUM! Brands, Inc.	$404	$152	166	$1,137	$770	48

Effective tax rate	22.7%	57.2%	34.5 ppts.	24.5%	33.9%	9.4 ppts.

Basic EPS Data
EPS	$0.91	$0.34	170	$2.55	$1.70	50
Average shares outstanding	443	451	2	445	453	2

Diluted EPS Data
EPS	$0.89	$0.33	171	$2.50	$1.66	50
Average shares outstanding	452	461	2	455	463	2

Dividends declared per common share	$—	$—		$0.74	$0.67

See accompanying notes.

 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/6/14	9/7/13	B/(W)	9/6/14	9/7/13	B/(W)

Company sales	$1,809	$2,001	(10)	$4,848	$4,563	6
Franchise and license fees and income	31	32	(7)	80	70	14
Total revenues	1,840	2,033	(10)	4,928	4,633	6

Company restaurant expenses
Food and paper	598	664	10	1,547	1,508	(3)
Payroll and employee benefits	366	357	(3)	944	907	(4)
Occupancy and other operating expenses	576	591	2	1,488	1,419	(5)
Company restaurant expenses	1,540	1,612	4	3,979	3,834	(4)
General and administrative expenses	95	88	(7)	259	233	(11)
Franchise and license expenses	5	3	(23)	11	8	(31)
Closures and impairment (income) expenses	4	6	27	23	14	(71)
Other (income) expense	(6)	(11)	(45)	(25)	(13)	95
	1,638	1,698	4	4,247	4,076	(4)
Operating Profit	$202	$335	(40)	$681	$557	22

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	33.1	33.2	0.1 ppts.	31.9	33.0	1.1 ppts.
Payroll and employee benefits	20.2	17.8	(2.4 ppts.)	19.5	19.9	0.4 ppts.
Occupancy and other operating expenses	31.8	29.5	(2.3 ppts.)	30.7	31.1	0.4 ppts.
Restaurant margin	14.9%	19.5%	(4.6 ppts.)	17.9%	16.0%	1.9 ppts.

Operating margin	11.0%	16.5%	(5.5 ppts.)	13.8%	12.0%	1.8 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISON Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/6/14	9/7/13	B/(W)	9/6/14	9/7/13	B/(W)

Company sales	$566	$514	10	$1,593	$1,486	7
Franchise and license fees and income	205	190	8	596	580	3
Total revenues	771	704	10	2,189	2,066	6

Company restaurant expenses
Food and paper	197	179	(10)	555	518	(7)
Payroll and employee benefits	135	123	(10)	384	356	(8)
Occupancy and other operating expenses	158	147	(7)	445	423	(5)
Company restaurant expenses	490	449	(9)	1,384	1,297	(7)
General and administrative expenses	91	88	(4)	261	261	—
Franchise and license expenses	20	20	3	54	51	(5)
Closures and impairment (income) expenses	1	—	NM	2	—	NM
Other (income) expense	—	—	NM	1	—	NM
	602	557	(8)	1,702	1,609	(6)
Operating Profit	$169	$147	16	$487	$457	7

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.8	34.9	0.1 ppts.	34.9	34.9	—
Payroll and employee benefits	23.8	24.0	0.2 ppts.	24.1	23.9	(0.2 ppts.)
Occupancy and other operating expenses	28.0	28.7	0.7 ppts.	27.9	28.5	0.6 ppts.
Restaurant margin	13.4%	12.4%	1.0 ppts.	13.1%	12.7%	0.4 ppts.

Operating margin	21.9%	20.8%	1.1 ppts.	22.2%	22.1%	0.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/6/14	9/7/13	B/(W)	9/6/14	9/7/13	B/(W)

Company sales	$140	$140	—	$422	$422	—
Franchise and license fees and income	124	124	—	374	376	(1)
Total revenues	264	264	—	796	798	—

Company restaurant expenses
Food and paper	41	40	(1)	126	119	(6)
Payroll and employee benefits	42	42	1	129	127	(2)
Occupancy and other operating expenses	44	44	(2)	129	122	(6)
Company restaurant expenses	127	126	(1)	384	368	(4)
General and administrative expenses	58	54	(4)	165	150	(9)
Franchise and license expenses	11	14	20	29	32	9
Closures and impairment (income) expenses	—	(1)	NM	2	(1)	NM
Other (income) expense	—	—	NM	1	(1)	NM
	196	193	(1)	581	548	(6)
Operating Profit	$68	$71	(2)	$215	$250	(14)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.1	28.7	(0.4 ppts.)	29.8	28.2	(1.6 ppts.)
Payroll and employee benefits	30.5	30.7	0.2 ppts.	30.6	30.2	(0.4 ppts.)
Occupancy and other operating expenses	31.5	30.7	(0.8 ppts.)	30.6	28.8	(1.8 ppts.)
	8.9%	9.9%	(1.0 ppts.)	9.0%	12.8%	(3.8 ppts.)

Operating margin	26.1%	26.7%	(0.6 ppts.)	27.1%	31.3%	(4.2 ppts.)

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/6/14	9/7/13	B/(W)	9/6/14	9/7/13	B/(W)

Company sales	$344	$340	1	$992	$1,051	(6)
Franchise and license fees and income	99	95	4	281	274	2
Total revenues	443	435	1	1,273	1,325	(4)

Company restaurant expenses
Food and paper	101	100	—	297	303	2
Payroll and employee benefits	95	96	2	287	301	5
Occupancy and other operating expenses	78	80	3	229	245	6
Company restaurant expenses	274	276	1	813	849	4
General and administrative expenses	40	45	8	128	138	6
Franchise and license expenses	4	6	21	13	15	10
Closures and impairment (income) expenses	1	—	28	2	1	(69)
Other (income) expense	—	(1)	NM	—	2	NM
	319	326	3	956	1,005	5
Operating Profit	$124	$109	14	$317	$320	(1)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	29.2	29.4	0.2 ppts.	29.9	28.9	(1.0 ppts.)
Payroll and employee benefits	27.6	28.2	0.6 ppts.	28.9	28.7	(0.2 ppts.)
Occupancy and other operating expenses	22.5	23.5	1.0 ppts.	23.1	23.2	0.1 ppts.
	20.7%	18.9%	1.8 ppts.	18.1%	19.2%	(1.1 ppts.)

Operating margin	28.1%	25.0%	3.1 ppts.	24.9%	24.2%	0.7 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	9/6/14	12/28/13
ASSETS
Current Assets
Cash and cash equivalents	$685	$573
Accounts and notes receivable, less allowance: $14 in 2014 and $11 in 2013	373	319
Inventories	266	294
Prepaid expenses and other current assets	226	276
Short-term investments	326	10
Deferred income taxes	121	123
Advertising cooperative assets, restricted	73	96
Total Current Assets	2,070	1,691

Property, plant and equipment, net of accumulated depreciation and amortization of $3,620 in
2014 and $3,391 in 2013	4,480	4,459
Goodwill	886	889
Intangible assets, net	622	638
Investments in unconsolidated affiliates	58	53
Other assets	561	566
Deferred income taxes	500	399
Total Assets	$9,177	$8,695

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable and other current liabilities	$1,771	$1,929
Income taxes payable	196	169
Short-term borrowings	72	71
Advertising cooperative liabilities	73	96
Total Current Liabilities	2,112	2,265

Long-term debt	3,315	2,918
Other liabilities and deferred credits	1,146	1,244
Total Liabilities	6,573	6,427

Redeemable noncontrolling interest	36	39

Shareholders' Equity
Common stock, no par value, 750 shares authorized; 437 shares and 443 shares issued in 2014 and 2013, respectively	7	—
Retained earnings	2,462	2,102
Accumulated other comprehensive income (loss)	36	64
Total Shareholders' Equity - YUM! Brands, Inc.	2,505	2,166
Noncontrolling interests	63	63
Total Shareholders' Equity	2,568	2,229
Total Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity	$9,177	$8,695
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/6/14	9/7/13
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$1,140	$749
Depreciation and amortization	501	473
Closures and impairment (income) expenses	30	310
Refranchising (gain) loss	(27)	(87)
Deferred income taxes	(94)	(51)
Equity income from investments in unconsolidated affiliates	(31)	(17)
Distribution of income received from unconsolidated affiliates	12	15
Excess tax benefit from share-based compensation	(29)	(27)
Share-based compensation expense	36	32
Changes in accounts and notes receivable	(25)	(4)
Changes in inventories	24	19
Changes in prepaid expenses and other current assets	(3)	(22)
Changes in accounts payable and other current liabilities	59	(14)
Changes in income taxes payable	(24)	115
Other, net	43	62
Net Cash Provided by Operating Activities	1,612	1,553

Cash Flows - Investing Activities
Capital spending	(655)	(699)
Changes in short-term investments	(315)	1
Proceeds from refranchising of restaurants	66	218
Acquisitions	(26)	(98)
Other, net	10	(9)
Net Cash Used in Investing Activities	(920)	(587)

Cash Flows - Financing Activities
Repayments of long-term debt	(7)	(5)
Short-term borrowings by original maturity
More than three months - proceeds	2	56
More than three months - payments	—	(54)
Three months or less, net	—	—
Revolving credit facilities, three months or less, net	397	—
Repurchase shares of Common Stock	(510)	(510)
Excess tax benefit from share-based compensation	29	27
Employee stock option proceeds	21	17
Dividends paid on Common Stock	(490)	(451)
Other, net	(28)	(55)
Net Cash Used in Financing Activities	(586)	(975)
Effect of Exchange Rate on Cash and Cash Equivalents	6	(14)
Net Increase (Decrease) in Cash and Cash Equivalents	112	(23)
Cash and Cash Equivalents - Beginning of Period	573	776
Cash and Cash Equivalents - End of Period	$685	$753
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") throughout this document, the Company has provided non-GAAP measurements which present operating results in 2014 and 2013 on a basis before Special Items.  Special Items presented below relate primarily to U.S. refranchising gains in 2014 and 2013 and the impairment of certain Little Sheep assets in 2013, which are further described in (d) and (e) in the accompanying notes. Other Special Items Income (Expense) includes gains from real estate sales in 2014 related to our previously refranchised Mexico business and charges related to U.S. General and Administrative productivity initiatives and realignment of resources due to the outsourcing of certain information technology, accounting and payroll services in 2013.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally and Special Items are not included in any of our segment results.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in the quarters and years to date ended September 6, 2014 and September 7, 2013 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter ended		Year to date
	9/6/14	9/7/13	9/6/14	9/7/13
Detail of Special Items
U.S. Refranchising gain (loss)(d)	$8	$37	$11	$82
Little Sheep impairment(e)	—	(295)	—	(295)
Other Special Items Income (Expense)	7	(9)	7	(9)
Total Special Items Income (Expense)	15	(267)	18	(222)
Tax Benefit (Expense) on Special Items	(5)	12	(6)	(3)
Special Items Income (Expense), net of tax - including noncontrolling interests	$10	$(255)	$12	$(225)
Special Items Income (Expense), net of tax - noncontrolling interests	$—	$19	$—	$19
Special Items Income (Expense), net of tax - Yum Brands, Inc.	$10	$(236)	$12	$(206)
Average diluted shares outstanding	452	461	455	463
Special Items diluted EPS	$0.02	$(0.52)	$0.02	$(0.45)

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit Before Special Items	$535	$617	$1,582	$1,449
Special Items Income (Expense)	15	(267)	18	(222)
Reported Operating Profit	$550	$350	$1,600	$1,227

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS Before Special Items	$0.87	$0.85	$2.48	$2.11
Special Items EPS	0.02	(0.52)	0.02	(0.45)
Reported EPS	$0.89	$0.33	$2.50	$1.66

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate Before Special Items	22.4%	33.1%	24.4%	28.2%
Impact on Tax Rate as a result of Special Items	0.3%	24.1%	0.1%	5.7%
Reported Effective Tax Rate	22.7%	57.2%	24.5%	33.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/6/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$1,840	$771	$264	$443	$36	$—	$3,354

Company restaurant expenses	1,540	490	127	274	31	—	2,462
General and administrative expenses	95	91	58	40	6	33	323
Franchise and license expenses	5	20	11	4	2	—	42
Closures and impairment (income) expenses	4	1	—	1	—	—	6
Refranchising (gain) loss	—	—	—	—	—	(20)	(20)
Other (income) expense	(6)	—	—	—	—	(3)	(9)
	1,638	602	196	319	39	10	2,804
Operating Profit (loss)	$202	$169	$68	$124	$(3)	$(10)	$550

Quarter Ended 9/7/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$2,033	$704	$264	$435	$30	$—	$3,466

Company restaurant expenses	1,612	449	126	276	27	—	2,490
General and administrative expenses	88	88	54	45	6	46	327
Franchise and license expenses	3	20	14	6	1	—	44
Closures and impairment (income) expenses	6	—	(1)	—	—	295	300
Refranchising (gain) loss	—	—	—	—	—	(38)	(38)
Other (income) expense	(11)	—	—	(1)	—	5	(7)
	1,698	557	193	326	34	308	3,116
Operating Profit (loss)	$335	$147	$71	$109	$(4)	$(308)	$350

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/6/14	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$4,928	$2,189	$796	$1,273	$96	$—	$9,282

Company restaurant expenses	3,979	1,384	384	813	83	—	6,643
General and administrative expenses	259	261	165	128	17	116	946
Franchise and license expenses	11	54	29	13	2	—	109
Closures and impairment (income) expenses	23	2	2	2	1	—	30
Refranchising (gain) loss	—	—	—	—	—	(27)	(27)
Other (income) expense	(25)	1	1	—	—	4	(19)
	4,247	1,702	581	956	103	93	7,682
Operating Profit (loss)	$681	$487	$215	$317	$(7)	$(93)	$1,600

Year to Date 9/7/13	China	KFC	Pizza Hut	Taco Bell	India	Corporate and Unallocated	Consolidated
Total revenues	$4,633	$2,066	$798	$1,325	$83	$—	$8,905

Company restaurant expenses	3,834	1,297	368	849	72	—	6,420
General and administrative expenses	233	261	150	138	18	133	933
Franchise and license expenses	8	51	32	15	2	—	108
Closures and impairment (income) expenses	14	—	(1)	1	1	295	310
Refranchising (gain) loss	—	—	—	—	—	(87)	(87)
Other (income) expense	(13)	—	(1)	2	—	6	(6)
	4,076	1,609	548	1,005	93	347	7,678
Operating Profit (loss)	$557	$457	$250	$320	$(10)	$(347)	$1,227

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarter and year to date ended September 6, 2014 are preliminary.

(b)	Other (income) expense for the China Division primarily consists of equity income (loss) from investments in unconsolidated affiliates.

(c)
Previously, our reporting segments consisted of YUM Restaurants International, the United States, China and India. In the first quarter of 2014, we combined our YUM Restaurants International and United States reporting segments and began reporting this information by three new reporting segments: KFC Division, Pizza Hut Division and Taco Bell Division. China and India remain separate reporting segments. This new structure is designed to drive greater global brand focus, enabling us to more effectively share know-how and accelerate growth. While our consolidated results have not been impacted, we have restated our comparable segment information for consistent presentation.

(d)
During the quarters ended September 6, 2014 and September 7, 2013, we recorded gains of $8 million and $37 million, respectively, related to refranchising in the U.S. During the years to date ended September 6, 2014 and September 7, 2013, we recorded gains of $11 million and $82 million, respectively, related to refranchising in the U.S. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes.  Additionally, U.S. refranchising (gains) losses have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results) consistent with our historical presentation.

(e)
During the quarter ended September 7, 2013, we recorded an impairment charge related to Little Sheep totaling $258 million (net of income tax benefit of $18 million and amounts allocated to noncontrolling interests of $19 million). This charge was driven by a write down in goodwill from $384 million to $162 million and a write down in trademark from $415 million to $345 million. The impairment charge was not allocated for segment reporting purposes and was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).